UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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COMTECH TELECOMMUNICATIONS CORP. (Name of Registrant as Specified In Its Charter) —————————————————————————————— (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On November 19, 2021, Comtech Telecommunications Corp. (the "Company") issued a letter to the Company's employees. A copy of the letter can be found below.
_____________________________________________________________________________________________________

Dear Comtech Team,

As I have said before, these are exciting times for Comtech. As such, with Comtech’s 2021 Annual Meeting of Stockholders fast approaching, I wanted to take this opportunity to remind those employees who are stockholders to vote the BLUE proxy card ahead of our Annual Meeting on December 17th.

As you may know, an activist shareholder, Outerbridge Capital Management, is seeking to elect its own candidates to our Board. Our Board and management team have met with those candidates and with Outerbridge and found that they have little understanding of our business, end markets, and strategy.

We believe electing the Outerbridge directors would destroy value, disrupt execution of our plan, and not serve the best interests of any stakeholders – including Comtech employees. We hope you are aligned that a White proxy card vote risks the future we are all working so hard to create for Comtech. A BLUE card vote is a vote for our Comtech and is essential to continuing our successful transformation to a higher growth, higher value company, which we have all been dedicated to achieving. Every vote is important, no matter how many or how few shares you own, and we encourage you to vote today using the BLUE proxy card.

You can vote your shares by phone or over the Internet using the control number included in your proxy materials, or by signing, dating and returning your BLUE proxy or voting instruction form. If you earlier consented to receiving proxy materials electronically, you can vote by simply clicking the BLUE “VOTE NOW” button in the body of the email you receive, in which case you will not need to enter any control number.

Please also note that if you hold your shares in more than one account, you will receive a BLUE proxy card, voting instruction form and/or email with respect to each such account. If you have not received your BLUE proxy card via email, please check your spam folder. Please note that the control number indicated is unique to each account in which you hold shares, and the voting instructions indicated with respect to your various BLUE proxy cards or voting instruction forms may differ. To ensure that all of your shares are represented at the annual meeting, please vote using each BLUE proxy card, voting instruction form or email you receive. Again, please simply discard any proxy materials you may receive from Outerbridge.

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 750-8198.

Thank you for your ongoing commitment to Comtech. We appreciate your hard work and contributions, which allow us to continue to build and grow our company for the benefit of stockholders, customers and employees alike.

Don’t forget – VOTE BLUE!

Sincerely,

Mike Porcelain
President and Chief Operating Officer